EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)     Registration Statement (Form S-8 No. 33-48027) pertaining to the USA Truck, Inc. Employee Stock Option Plan

(2)     Registration Statement (Form S-8 No. 333-20721) pertaining to the 1997 Nonqualified Stock Option Plan for Nonemployee Directors of USA Truck, Inc.

(3)     Registration Statement (Form S-8 No. 333-40317) pertaining to the USA Truck, Inc. Employee Stock Purchase Plan, and

(4)     Registration Statement (Form S-8 No. 333-117856) pertaining to the USA Truck, Inc. 2004 Equity Incentive Plan;

of our reports dated February 24, 2006, with respect to the consolidated financial statements of USA Truck, Inc., USA Truck’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of USA Truck, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ ERNST & YOUNG LLP

Tulsa, Oklahoma

March 2, 2006